Exhibit 5

Esquire Consulting, Inc.
949 Alandele Avenue
Los Angeles, California 90036
Tel:  (949) 903-1903
Fax: (440) 848-6345

April 6, 2010

Board of Directors
On Time Filings, Inc.
1405 Clay Street, #B
Newport Beach, CA 92663

Re:           Registration Statement on Form S-1
Opinion of Counsel and Consent of Counsel

Ladies and Gentlemen:

We have acted as special counsel for On Time Filings, Inc., a Nevada corporation (the “Company”), in connection with the Registration Statement on Form S-1 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission relating to the registration of 5,000,000 shares of the Company’s $.001 par value common stock (“Shares”) to be offered by the Company.

We have examined all instruments, documents and records that we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. We have also assumed that a sufficient number of shares of common stock were authorized and available for the issuance of the Shares. With respect to matters of fact relevant to our opinion, we have relied upon representations made by the Company in documents examined by us and representations of the Company’s officers.

Based upon such examinations, we are of the opinion that, under the laws of the State of Nevada and assuming that (i) the Registration Statement becomes and remains effective, and the prospectus which is part thereof, and the prospectus delivery requirements with respect thereto, fulfill all of the requirements of the Securities Act of 1933, as amended, throughout all of the periods relevant to this opinion, (ii) all offers and sales of the Shares are made in a manner complying with the terms of the Registration Statement, and (iii) all offers and sales of the Shares are in compliance with the securities laws of the states having jurisdiction thereto, we are of the opinion that the Shares, when issued, subject to payment therefor by the purchasers, will be lawfully and validly issued, fully paid and non-assessable. We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement on Form S-1 filed by the Company and the reference to our firm contained therein under “Legal Matters.”

Sincerely,

Esquire Consulting, Inc.

/s/ Lan Nguyen
Lan Nguyen, Esq.